                                 EMPLOYMENT AGREEMENT
                    BETWEEN CHARLES F. CHESNEY, D.V.M., PH.D. AND
                            HYPERTENSION DIAGNOSTICS, INC.


     This Agreement is made and entered into this 30th day of October, 1995, by and between Charles F. Chesney, D.V.M., Ph.D. ("Employee") and Hypertension Diagnostics, Inc., a Minnesota corporation ("Company") on the terms and conditions set forth below.

I. DUTIES OF EMPLOYEE. On an interim basis, Employee will continue to serve Company as President and Chief Executive Officer until Company, through its Board of Directors, appoints another President and Chief Executive Officer. At such time, Employee will serve Company as an Executive Vice President and the Chief Technical Officer. Employee shall serve under the direction of the Board of Directors of Company, and shall perform such duties as may be directed by the Board of Directors.

II. COMPENSATION. In full consideration of the covenants contained herein, Employee's rendition of services under this Agreement, and subject to the full performance by Employee of his obligations hereunder, Company shall provide and the Employee shall accept the following:

     A. FIRST PAYMENT. Employee shall receive a lump sum payment in the amount of Twenty-Five Thousand Dollars ($25,000) within five (5) business days after the date of the first closing of the private placement of Company's $.01 par value common stock pursuant to the Agency Agreement dated August 15, 1995 between Company and Marche Securities, Inc.

     B. SECOND PAYMENT. Employee shall receive a lump sum payment in the amount of Twenty-Five Thousand Dollars ($25,000) within three (3) months after the date of the final closing of the private placement of Company's $.01 par value common stock pursuant to the Agency Agreement dated August 15, 1995 between Company and Marche Securities, Inc.

     C. ANNUAL SALARY. Employee shall be paid at the basic rate of Seventy-Two Thousand Dollars ($72,000) per year in equal installments on a semi-monthly basis (twice per month) in accordance with the normal payroll procedures of Company as established by the Board of Directors of Company. For services rendered under this Agreement, Company shall pay Employee a minimum annual salary (exclusive of benefits, bonuses or incentive payments) of $72,000 subject to adjustments to increase same by the Board of Directors at least annually. In addition, Employee's Annual Salary shall be automatically adjusted at each January 1 to reflect any increase in the cost of living as hereinafter provided. Such increase shall be computed as of January 1 by dividing the preceding December figure in the general index of the Minneapolis-Saint Paul area, as shown by the Bureau of Labor Statistics, Consumer Price Index (all items) -- Minneapolis-Saint Paul, Minnesota and published by the Office of Information, Department of Labor, United States Government (or the next closest month for which the publication is made for such component of the index) by the December 1994 figure. The resulting quotient shall be multiplied by the Annual Salary then in effect to arrive at the adjusted Annual Salary due for the following year. If, at any time, the foregoing index is not maintained, the adjustment shall be computed in accordance with a substitute or successor index. If the Employee's salary is increased during the term of this Agreement, the increased amount shall be the Annual Salary until adjusted by the Board of Directors. For the duration of the term of this Agreement, the base Annual Salary plus benefits, bonuses and incentive payments paid to the Employee shall be equal to, or greater than, eighty percent (80%) of that paid to Company's President and Chief Executive Officer.

     D. STOCK OPTIONS. Company shall grant Employee certain stock options of Company as more fully described in the document entitled "Non-Qualified Stock Option Agreement Between Charles F. Chesney, D.V.M., Ph.D. and Hypertension Diagnostics, Inc.," attached hereto as Exhibit A.

     E. INSURANCE AND BENEFITS. Employee shall be entitled to contributory participation in all life insurance, major medical health insurance, dental insurance, disability insurance, and other benefit plans of Company as may be approved from time to time by the Board of Directors of Company.

     F. REIMBURSEMENT OF BUSINESS EXPENSES. Company shall, in accordance with, and to the extent of, its policies in effect from time to time, bear all ordinary and necessary business expenses incurred by the Employee in performing his duties as an employee of Company, provided that Employee accounts promptly for such expense to Company in the manner prescribed from time to time by Company.

     G. WITHHOLDINGS. Company may make such withholdings, deductions or payments from sums payable to Employee under this Agreement as are required or permitted by law.

     H. BONUS AND INCENTIVE. Bonus and incentive compensation shall be in the discretion of the Board of Directors, provided that Employee shall participate in those bonus and incentive plans in which any executive employee of the Company currently or hereinafter participates.

     I. VACATION. Employee shall be entitled to a minimum of three (3) weeks paid vacation each calendar year. Vacation shall accumulate, so that if the full vacation is not taken in a particular year, any unused portion will be carried into the following year(s). Upon termination of employment, Employee shall be paid for all accrued but unused vacation days at a daily rate equivalent to the amount obtained by dividing 360 days into his then current Annual Salary.

     J. DISABILITY OR DEATH. In the event of disability, the Employee's Annual Salary shall be terminated as of the end of the month in which the last day of the six (6) month period of Employee's inability to perform his duties occurs. In the event of the Employee's death, Annual Salary shall terminate as of the end of the sixth (6th) month following the Employee's death.


III. CANCELLATION OF AGREEMENTS AND STOCK OPTIONS. In full consideration of the covenants, promises, and obligations contained herein, and for other good and valuable consideration:

     A. CANCELLATION OF OUTSTANDING STOCK OPTIONS. Employee hereby forever waives, forfeits, cancels, surrenders, and divests himself of any rights pursuant to any outstanding options of Company except those options contained in Exhibit A.

     B. CONVERTIBLE PROMISSORY NOTE. During October 1991, Employee lent the Company $1,000 at eight percent (8%) interest under terms and conditions as set forth in a certain Convertible Promissory Note. Employee shall be paid this $1,000 with accrued interest in a manner and at a time essentially identical to that applied by the Company to other holders of such Notes.

     C. TERMINATION OF EXECUTIVE EMPLOYMENT AGREEMENT. Employee hereby terminates a certain "Executive Employment Agreement" dated October 1, 1992, between Employee and Company and forever waives, forfeits, cancels, surrenders, and divests himself of any rights, claims, and remedies pursuant to said agreement, including claims for the non-payment of base salary, bonus and incentives, fringe benefits, stock options, reimbursement of business expenses, remedies for early termination, or any other claims for compensation of any kind under said agreement.

     D. CANCELLATION OF PROMISSORY NOTE. Employee is the holder of a certain Promissory Note dated February 1, 1993 regarding principal with interest accrued (at eight percent (8%) per annum) which was lent to the Company. The approximate amount currently owned Employee by the Company as stated in the Company's Private Placement Memorandum dated August 25, 1995, is $471,397. Employee hereby agrees to cancel this Note and divests himself of any rights regarding this Note.


IV. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee shall keep confidential and shall not disclose to anyone or use, either during or after the term of this Agreement, any confidential information of Company, except as is required by Employee's duties, or as authorized in writing by Company. "Confidential Information" means any information or compilation of information which derives independent economic value from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use. Examples of Confidential Information not to be disclosed or used except as permitted by Company, include but are not limited to:

     A. Information concerning Company's operations, organizational structure, methods, technology, procedures, finances, accounting, and legal matters;

     B. Information concerning Company's sales activities and strategies, marketing activities and strategies, servicing activities and strategies, and strategic business planning activities;

     C. Information concerning Company's past, present, or potential customers (hereafter referred to as "customers"), including the names, addresses and telephone numbers of these customers; the identity of the individuals responsible for buying products and services on behalf of these customers; the needs and buying tendencies of these customers; contract negotiations between Company and these customers; the contents of contracts and agreements between Company and these customers; financial information concerning these customers' business operations; credit information regarding these customers; and identity, quantity, and price of products or services purchased from Company by these customers;

     D. Vendor and supplier information including the names, addresses, and telephone numbers of Company's vendors and suppliers; information regarding Company's relationship with its vendors and suppliers; contract negotiations between Company and its vendors and suppliers; the contents of contracts and agreements between Company and its vendors and suppliers; financial information concerning its vendors and suppliers; and identity, quantity and prices of products purchased by Company from its vendors and suppliers;

     E. Information regarding Company's pricing of its products and services, including price lists and pricing strategies;

     F.   Personnel records and data.


V. BUSINESS RECORDS. Employee shall not remove any records or documents from the premises of Company or its clients in either original, duplicate, or copied form, except as necessary in the ordinary course of conducting business for Company. Employee shall immediately deliver to Company, upon termination of this Agreement with Company, any such records or documents in Employee's possession or control.


VI. FULL TIME DUTIES. Employee shall devote his full-time and best efforts to Company and to fulfilling the duties of his position which shall include such duties as may from time to time be assigned him by the Board of Directors of the Company; provided that such duties are reasonably consistent with Employee's education, experience and training.

VII. TERMINATION OF AGREEMENT.

     A. DURATION OF AGREEMENT. Unless properly terminated as provided herein, this Agreement shall continue in effect for a term of five (5) years, or until October 31, 2000.

     B. TERMINATION BY EMPLOYEE. Employee may give written notice of termination of this Agreement for any reason sixty (60) days prior to the proposed date of termination, at which time this Agreement shall terminate.

     C. TERMINATION BY COMPANY. Company may give written notice of termination of this Agreement only for Reasonable Cause sixty (60) days prior to the proposed date of termination, at which time this Agreement shall terminate. No waiver by Company of any breach of this Agreement shall be deemed a waiver of any prior or subsequent breach. For purposes of this Agreement, "Reasonable Cause" shall mean:

          1. Dishonesty, fraud, misrepresentation, diversion of corporate opportunity, using insider information for personal gain, theft or embezzlement of Company assets, or material intentional violations of law; or

          2. Willful or reckless misconduct by Employee in the performance of the duties, functions, obligations or responsibilities delegated to Employee.

     D. EFFECT OF DEATH. This Agreement shall terminate immediately upon the death of Employee. Upon the date of death of Employee, any and all obligations of Company or its successors and assigns hereunder shall be terminated, relieved and discharged, except as to compensation earned by Employee under this Agreement prior to the date of his death and as provided in Paragraph J, (Section II: Compensation) herein.

     E. COOPERATION UPON TERMINATION. Following notice of termination of this Agreement, Employee shall fully cooperate with Company in all matters relating to the winding up of Employee's pending work on behalf of Company and the orderly transfer of such pending work to such other employees as may be designated by Company. Employee will be entitled to continue to participate in all benefit plans and programs for twenty-four (24) months after termination becomes effective.

VIII.NON-TRANSFERABILITY. This Agreement may not be assigned or transferred by Company, and shall not be assigned by Employee to any other person or entity.

IX. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the legal representatives, executors, administrators, successors and assigns of each of the parties to this Agreement.

X.   GOVERNING LAW.

     A. The laws of Minnesota shall govern the validity, interpretation and performance of the respective duties and obligations of this Agreement.

     B. Employee consents to venue and jurisdiction in the District Court of Hennepin County, State of Minnesota, and in the United States District Court for the District of Minnesota, and to service of process under Minnesota law, in any action commenced by Company to enforce this Agreement.

XI. SEVERABILITY. If any provision of this Agreement is adjudged void, invalid or unenforceable under law, the remainder of this Agreement shall continue and remain in full force and effect.

XII. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be amended, changed, modified, terminated, or waived other than by written instrument signed by both parties.

XI. SUPREMACY. This Agreement supersedes all prior oral or written agreements and understandings between Employee and Company concerning the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year below written:


EMPLOYEE                                 HYPERTENSION DIAGNOSTICS, INC.


 /s/ Charles F. Chesney                  By  /s/ Charles F. Chesney
-------------------------------------      -----------------------------------
Charles F. Chesney, D.V.M., Ph.D.        Its  President/CEO
                                           -----------------------------------


Dated:  Oct. 31, 1995                    Dated:  Oct. 31, 1995
      -------------------------------         --------------------------------

                       NON-QUALIFIED STOCK OPTION AGREEMENT
                   BETWEEN CHARLES F. CHESNEY, D.V.M., PH.D. AND
                          HYPERTENSION DIAGNOSTICS, INC.

     THIS AGREEMENT is made and entered into this 30th day of October, 1995, between Hypertension Diagnostics, Inc., a Minnesota corporation ("Company"), and Charles F. Chesney, D.V.M., Ph.D. ("Optionee") on the terms and conditions set forth below.

     WHEREAS, the Board of Directors of the Company has decided to permit Non-Qualified Stock Options to be granted to certain individuals providing valuable services to the Company and any subsidiary corporations of the Company to purchase voting common stock of the Company; and

     WHEREAS, the Company desires the Optionee to secure stock ownership in the Company in order to increase effectiveness and personal interest in the Company;

     NOW THEREFORE, in consideration of the promises and of the covenants and agreements set forth below, it is mutually agreed as follows:

     1. GRANT OF OPTION. The Company hereby grants to Optionee an option to purchase from the Company all or any part of an aggregate amount of 288,046 shares of the voting common stock of the Company, par value $.01 per share ("Option Shares"), at an option price of $1.70 per share. The date of this Agreement is the date of the grant.

     2. EXERCISE PERIOD. The Option shall become exercisable and fully vested on October 30, 1995. Thereafter, Optionee may exercise his rights with respect to any number of the Option Shares at any time or from time to time, but in no event shall this Option be exercisable after, and this Option shall become void and expire as to all unexercised Option Shares, at 5:00 p.m. (Minneapolis, Minnesota time) on October 30, 2005.

     3. EXERCISE OF OPTION. This option may be exercised only by written notice of intent to the Company at its office at Five Acorn Drive, South St. Paul, MN 55077-1420. Such notice shall state the number of shares in respect of which the option is being exercised and shall be accompanied by payment for such shares by personal check. The exercise of the Option shall be deemed effective upon receipt of such notice and payment. As soon as practicable after the effective exercise of the Option, the Company shall record on the stock transfer books of the Company the ownership of the shares purchased in the name of the Optionee, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

     4. EXERCISE UPON DEATH. If Optionee shall die, this option may be exercised with respect to any vested options at the date of death to the same extent that Optionee

                                   EXHIBIT A
          was entitled to exercise such options, by the person or persons to whom Optionee's rights under this option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

     5.   CHANGE IN CONTROL.

          a. DEFINITION. For purposes of this Agreement, the term "Change in Control" shall mean any transaction or occurrence of events in which (i) Company merges or consolidates with any other corporation and is not the surviving corporation after such merger or consolidation; (ii) Company transfers all or substantially all of its business and assets to any other person, individual, corporation, partnership, group, or association; or
               (iii) more than 50% of Company's outstanding voting shares are purchased by any other person, individual, corporation, partnership, group or association.

          b. ACCELERATION. If any events constituting a Change in Control of the Company shall occur, Optionee shall be entitled to receive option rights covering shares of the surviving or acquiring entity in the same proportion, at an equivalent price, and subject to the same conditions as this Option; provided, however, that Optionee may, at his sole discretion, accelerate the right to exercise this Option thirty (30) days prior to the anticipated effective date of any of the foregoing transactions; provided, however, that if, with respect to Optionee, acceleration of the vesting of this Option as provided herein (which acceleration could be deemed a payment within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended ("Code")) together with any other payments which Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments to Optionee as set forth herein shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by section 4999 of the Code.

     6. DILUTION OR OTHER ADJUSTMENTS. If there shall be any change in the shares of voting common stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the outstanding options shall be made by the Company. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject and the price per share subject to outstanding and future options in order to prevent dilution or enlargement of option rights.

     7. NO RIGHT TO CONTINUED COMPENSATION. Nothing contained in this Agreement shall obligate the Company or any subsidiary corporation of the Company to continue to accept and pay for the services of Optionee as a consultant, employee or independent contractor for any particular period or interfere with the right of the Company or any such subsidiary to terminate any contract or employment relationship with Optionee.

     8. NO SHAREHOLDER RIGHTS. Optionee shall have no rights as a stockholder with respect to any shares of common stock subject to this option prior to the date of issuance of a certificate or certificates for such shares.

     9. INVESTMENT REPRESENTATION. Notice of the exercise of this option shall include a representation that any of the Option Shares purchased shall be acquired as an investment and not with a view to, or for sale in connection with, any public distribution.

     10. COMPLIANCE WITH LAW AND REGULATIONS. The Optionee acknowledges that this option may not be exercised until the Company has taken all actions then required to comply with all applicable federal and state laws, rules and regulations and any exchange on which the stock may then be listed. The certificates representing the shares purchased upon the exercise of this option shall bear a legend in substantially the following form:

               The securities evidenced by this certificate have not been registered either under any applicable federal law and rules or applicable state law and rules. No sale, offer to sell, or transfer of these securities may be made unless a registration statement under the Securities Act of 1933, as amended, and any applicable state law with respect to such securities is then in effect or an exemption from the registration requirements of such laws is then, in fact, applicable to such securities.


     11. NON-TRANSFERABILITY. This option shall not be transferable other than by will or by laws of descent and distribution. During the lifetime of the Optionee, this option shall be exercisable only by such Optionee.

     12. OTHER ASSISTANCE. Upon the exercise of this option the Optionee or other person exercising the option must execute any document or make any representation or give any commitment which the Board of Directors, in its discretion, deems necessary or advisable by reason of the securities laws of the United States or any state, and execute any document for the purpose of restricting the transfer of stock to third parties, or pay any sum of money in respect of taxes or undertake to pay or have paid any such sum which the Board of Directors, in its discretion, deems necessary by reason of the Code or any rule or regulation thereunder, or by reason of the tax laws of any state or any contracts or agreements in effect at such time.

     13. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the legal representatives, executors, administrators, successors and assigns of each of the parties to this Agreement.

     14.  GOVERNING LAW.

          a. The laws of Minnesota shall govern the validity, interpretation and performance of the respective duties and obligations of this Agreement.

          b. Employee consents to venue and jurisdiction in the District Court of Hennepin County, State of Minnesota, and in the United States District Court for the District of Minnesota, and to service of process under Minnesota law, in any action commenced by Company to enforce this Agreement.

     15. SEVERABILITY. If any provision of this Agreement is adjudged void, invalid or unenforceable under law, the remainder of this Agreement shall continue and remain in full force and effect.

     16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be amended, changed, modified, terminated, or waived other than by written instrument signed by both parties.

     17. SUPREMACY. This Agreement supersedes all prior oral or written agreements and understandings between Employee and Company concerning the subject matter hereof.

     18. REGISTRATION RIGHTS. If, at any time prior to October 31, 2005, the Company shall propose to file any Registration Statement (other than any registration on Form S-4, or any other similarly inappropriate form or Registration Statement with respect to any initial public offering in which there are no selling shareholders) under the Securities Act of 1933, as amended, covering a public offering of the Company's Common Stock, it will notify Optionee at least forty-five
          (45) days prior to each such filing and will include in the Registration Statement (to the extent permitted by applicable regulation) the Common Stock purchased by Optionee or purchasable by Optionee upon the exercise of the Option to the extent requested by Optionee. Notwithstanding the foregoing, the number of shares of the holder of this Option proposed to be registered thereby shall be reduced pro rata with any other selling shareholder (other than the Company) upon the request of the managing underwriter of such offering. If the Registration Statement or Offering Statement filed pursuant to such forty-five (45) day notice has not become effective within six months following the date such notice is given to Optionee, the Company must again notify Optionee in the manner provided above.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year below written:


OPTIONEE                               HYPERTENSION DIAGNOSTICS, INC.


-----------------------------------    By
                                         ----------------------------------
Charles F. Chesney, D.V.M., Ph.D.      Its
                                          ---------------------------------


Dated:                                 Dated:
     ------------------------------          ------------------------------

               NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTIONS

Hypertension Diagnostics, Inc.
Five Acorn Drive
South St. Paul, MN  55077-1420

Gentlemen:

     The undersigned is the holder of a non-qualified stock option (the "Option") to purchase shares of voting common stock ("Stock") of Hypertension Diagnostics, Inc. (the "Company"), pursuant to the Non-Qualified Stock Option Agreement between Charles F. Chesney, D.V.M., Ph.D. and Hypertension Diagnostics, Inc. dated October 30, 1995. The undersigned hereby irrevocably elects to exercise the Option to purchase _____________ shares of Stock ("Option Shares"). Enclosed herewith is payment for the Option Shares as required under the Agreement. The undersigned requests that the certificate representing the Option Shares be issued in the name of the undersigned and delivered to the address set forth below within five (5) business days.

     In connection with the issuance of the Option Shares to the undersigned, the undersigned hereby certifies and represents to the Company that the undersigned is acquiring such shares for the purpose of investment and not with a view toward distribution. The undersigned understands that these securities have not been registered either under any applicable federal law and rules or applicable state law and rules and that resale will not be permitted under state law unless the securities are first registered or the sale is a transaction exempt from registration under the applicable state securities law.

     The undersigned further understands that no sale, offer to sell, or transfer of the Option Shares shall be made unless a registration statement under the federal Securities Act of 1933, as amended (the "Act"), with respect to the Option Shares is then in effect or an exemption from the registration requirements of the Act is then in fact applicable to the Option Shares. The undersigned understands that a legend reciting this investment restriction shall be placed on any stock certificate that may be issued to the undersigned.


-----------------------------------------
Charles F. Chesney, D.V.M., Ph.D. (Optionee)


-----------------------------------------

-----------------------------------------

-----------------------------------------
Address


-----------------------------------------
Social Security No.

Dated:
      -----------------------------------